Exhibit (a)(5)(E)

WEST INVESTMENT BANKING

New York * Atlanta * Detroit * Ft. Lauderdale * Beverly Hills * Ottawa

Jun 15, 2003

FREDERICK M WEISSBERG

DOVER INVESTMENTS CORP

100 SPEAR ST #520

SAN FRANCISCO, CA 94105

Dear FREDERICK,

I have a very qualified buyer for DOVER INVESTMENTS CORP.

Please call Mindy Lee at 954-788-9300, ext. 3390.  She will set up a time for us to talk.  I will also give you an approximate value of DOVER INVESTMENTS CORP.

Kindest Regards,

/s/ Steven West
Steven West

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